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EXHIBIT 10(w)





                           SHORT-TERM INCENTIVE PLAN





                                       Potash Corporation   [POTASH CORPORATION
May 7, 1997                            of Saskatchewan Inc           LOGO]
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                    POTASH CORPORATION OF SASKATCHEWAN INC.


                           SHORT-TERM INCENTIVE PLAN



This Short-Term Incentive Plan (the "Plan") is intended to aid in maintaining and developing strong management in the Potash Corporation of Saskatchewan Inc. and its direct and indirect subsidiaries (the "Corporation") by providing financial incentives to key employees, in addition to their basic salaries, in recognition of their achievement of objectives which contribute materially to the success of the Corporation's business interests.

1.        DEFINITIONS

          In this Plan, except where the context otherwise indicates, the following definitions apply:

          a. "Award Percentage" means a percentage based on the table contained in Schedule I and calculated in accordance with the formulae contained in Schedule I;

          b. "Board" means Board of Directors of Potash Corporation of Saskatchewan Inc.;

          c. "CEO" means the Chief Executive Officer, from time to time, of Potash Corporation of Saskatchewan Inc.;

          d.        "Committee" means the Compensation Committee of the Board;

          e. "Entitled Employee" means an employee of the Corporation who is designated by the Committee as eligible to receive an Incentive Award under this Plan (and which employee is in the employ of the Corporation as of the end of the
                    Year).

          f.        i.            "Entitled Subsidiary Employee" means an
                                  Entitled Employee who is attached to one of the direct or indirect subsidiaries of the Corporation and who is not an Entitled
                                  Operations Employee;

                    ii. "Entitled Operations Employee" means an Entitled Employee who is attached to one of the Operating facilities of the Corporation or its direct or indirect subsidiaries.

          g. "Equity" for any year means the average of the opening and closing balances (after adding to the closing balance any amount accrued in such year in respect of Incentive Awards) for the fiscal year as reported in the audited financial statements of the Corporation for such year;

          h. "Incentive Awards" means financial incentives awarded to Entitled Employees





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                    pursuant to the Plan;

          i. "Net Income" for any year means the amount reported as net income in the audited financial statement of the Corporation plus research and development expenditures, tax expenditures, plus any amount accrued in such year in respect of Incentive Awards, as adjusted by the Committee at its discretion to account for the effect of any extraordinary nonrecurring charges or credits;

          j. "Return on Equity" or "ROE' means the product obtained by first dividing Net Income in any year by Equity and multiplying the resulting quotient by 100;

          k. "Target ROE" means the Return on Equity projected in the approved budget;

          l. "Target Percentage" means the Award Percentage at Target ROE as shown in the table contained in Schedule I.

          m. "Termination of Employment" means the cessation of employment with the Corporation;

          n.        "Year" means any given fiscal year of the Corporation;


2.        LIMITATION OF AWARD INCENTIVES

          Generally, no Incentive Award shall be granted under this Plan with respect to any Year in which the Return on Equity is less than 50% of the Target ROE; provided, however, that the Committee may elect, in its discretion, to make Incentive Awards in any year regardless of the Return on Equity.


3.        AWARDS GRANTABLE

          An Incentive Award is grantable with respect to any Year to any Entitled Employee who has not less than three months' employment with the Corporation during such Year. Entitled Employees who have been employed by the Corporation for less than one year shall have their Incentive Awards pro-rated in accordance with their period of employment.


4.        METHOD OF DETERMINING INCENTIVE AWARDS

          a. Entitled Employees shall be divided, as determined by the Committee in consultation with the CEO, into seven groups as follows:

                 TIER I           Corporate President, Chairman & CEO

                 TIER II          Corporate Senior Vice Presidents,
                                  Subsidiary Presidents, and
                                  Selected Subsidiary Executive Vice Presidents





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                 TIER III         Corporate Vice Presidents
                                  Subsidiary Executive Vice Presidents
                                  and Selected Subsidiary Vice Presidents

                 TIER IV Selected Subsidiary Vice Presidents Selected Corporate Executive employees

                 TIER V Subsidiary Operations General Managers Selected Subsidiary Vice Presidents Selected Directors

                 TIER VI          Corporate Director Class
                                  Subsidiary Director Class
                                  Selected Subsidiary Superintendents

                 TIER VII         Selected Key Manager Class - Corporate

                 Provided that the CEO may, from time to time, designate an employee for inclusion in one of the above-mentioned groups when, but for such designation, the employee would otherwise not be included in such group.


         b. Entitled Employees (except Entitled Subsidiary Employees and Entitled Operations employees)

                 The Incentive Award for each Entitled Employee who is not an Entitled Subsidiary Employee or Entitled Division Employee will be the Award Percentage of the annual salary of such employee, with a deviation of plus or minus 10% of the award so determined, which deviation will be dependent upon the Entitled Employee's performance as determined by his or her supervisor and approved in accordance with the provisions of this Plan.


         c.      ENTITLED SUBSIDIARY EMPLOYEES

                 Incentive Awards for each Entitled Subsidiary Employee shall be the sum of (i) and (ii) below which amount shall be arrived at by calculating:

                 (i) The award payable if calculated in accordance with the provisions of paragraph 4(b), and thereafter dividing the award so calculated by 2.

                 (ii) An award arrived at by calculating the Target Percentage of the annual salary of such employee and adjusting that award by applying a formula to be developed from time to time by the CEO in consultation with the Senior Vice President, Administration and the appropriate Subsidiary President, which





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                          formula shall reasonably reflect the actual results
                          of the Subsidiary to which the employee is attached as compared to the approved budget for that Subsidiary and thereafter dividing the adjusted award by 2.

         d.      ENTITLED OPERATIONS EMPLOYEE
                 Incentive Awards for each Entitled Operations Employee shall be the sum of (i) and (ii) below which amount shall be arrived at by calculating:

                 i. The award payable if calculated in accordance with the provisions of paragraph 4(b) and thereafter dividing the award so calculated by 2.

                 ii. An award arrived at by calculating the target percentage of the annual salary of such employee and adjusting that award by applying a formula to be developed from time to time by the CEO in consultation with the Senior Vice President, Administration and the appropriate Subsidiary President, which formula shall reasonably reflect the actual results of the Operating facility to which the employee is attached as compared to the approved budget for that Operating facility and thereafter dividing the adjusted award by 2.

         e.      GENERAL

                 The Incentive Award for any Entitled Employee may exceed or be below the amount calculated in accordance with the foregoing formulae at the discretion of the CEO. Incentive Awards falling outside the established range shall be recommended by the CEO and shall be approved by the Committee in the normal course of administering the Incentive Compensation Plan.


5.       GRANTING AUTHORITY AND ADMINISTRATION

         The Committee shall, on the recommendation of the CEO, approve the number and amount of Incentive Awards for any given year within three months after the end of such year. The Committee shall conclusively interpret the provisions of this Plan and decide all questions of fact arising in the application. Determinations and interpretations in individual cases may be made by the CEO with due regard to consistency with any prior action by the Committee and such determination shall be binding and conclusive upon the individual employees concerned and persons claiming under them.


6.       NON-ASSIGNMENT

         Rights and Incentive Awards granted under this Plan are not assignable, except that in the case of the death of an Entitled Employee any Incentive Award which would otherwise be paid to such employee shall be paid to his or her estate. Incentive Awards are not subject, in





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         whole or in part, to attachment, execution or levy of any kind.


7.       AMENDMENTS

         The Board may from time to time amend this Plan, or any provision thereof, except that the terms and conditions of Incentive Awards which have been granted cannot be amended so as to adversely affect the rights of the grantee without his or her consent.


8.       TERM

         This Plan shall be effective on and from January 1, 1997, shall apply to Incentive Awards for fiscal year 1997 and thereafter, and shall terminate only by appropriate action of the Board.





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                                   SCHEDULE I



---------------------------------------------------------------------------------------------------------------------
               Group                    Award Percentage at                 Award                Award Percentage at
                                           Threshold ROE                Percentage at                  Maximum
                                        (50% Of Target ROE)               Target ROE             (150% of Target ROE)

---------------------------------------------------------------------------------------------------------------------
 Tier I
 Corporate President, Chairman
 and CEO                                        25%                          50%                         100%
---------------------------------------------------------------------------------------------------------------------
 Tier II
 Corporate Sr. V.Ps.
 Subsidiary Presidents                          20%                          40%                          80%
---------------------------------------------------------------------------------------------------------------------
 Tier III
 Corporate V.Ps
 Subsidiary Executive V.Ps                      15%                          30%                          60%
 Selected Subsidiary V.Ps
---------------------------------------------------------------------------------------------------------------------
 Tier IV
 Selected Subsidiary V.Ps                      12.5%                         25%                          50%
---------------------------------------------------------------------------------------------------------------------
 Tier V
 Subsidiary Operations
  General Managers                              10%                          20%                          40%
 Selected Subsidiary V.Ps
 Selected Directors
---------------------------------------------------------------------------------------------------------------------
 Tier VI
 Corporate Director Class
 Subsidiary Director Class                      7.5%                         15%                          30%
 Selected Subsidiary
 Superintendents
---------------------------------------------------------------------------------------------------------------------
 Tier VII
 Selected Key Manager Class -
 Corporate                                       5%                          10%                          20%
---------------------------------------------------------------------------------------------------------------------





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FORMULA

   The Award Percentage shall be calculated in accordance with the following formulae:

           (I)      Where the ROE is less than the Target ROE:

                    Tier I           --               50%    (AROE)
                    Tier II          --               40%    (AROE)
                    Tier III         --               30%    (AROE)
                    Tier IV          --               25%    (AROE)
                    Tier V           --               20%    (AROE)
                    Tier VI          --               15%    (AROE)
                    Tier VII         --               10%    (AROE)

           (ii)     Where the ROE is equal to or greater than the Target ROE:

                    Tier I           --               100%   (AROE)  - 50%
                    Tier II          --               80%    (AROE)  - 40%
                    Tier III         --               60%    (AROE)  - 30%
                    Tier IV          --               50%    (AROE)  - 25%
                    Tier V           --               40%    (AROE)  - 20%
                    Tier VI          --               30%    (AROE)  - 15%
                    Tier VII         --               20%    (AROE)  - 10%



NOTES:

   (i)     Adjusted ROE (AROE)) =       ROE         X 100
                                  ----------------
                                    Target ROE


   (ii) Where AROE is greater than 150 (i.e. the maximum return on equity) the AROE is deemed to be 150.





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